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As filed with the Securities and Exchange Commission on May 24, 2006

Registration No. 333-132291

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERIGY PTE. LTD.
(Exact name of Registrant as specified in its charter)

Singapore (State or other jurisdiction of incorporation or organization)	3825 (Primary Standard Industrial Classified Code Number)	N/A (I.R.S. Employer Identification No.)

Verigy Pte. Ltd.
No. 1 Yishun Ave 7
Singapore 768923
(+65) 6377-1688
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Kenneth M. Siegel, Esq.
Verigy Pte. Ltd.
395 Page Mill Road
Palo Alto, California 94306
(650) 752-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

William H. Hinman Jr., Esq. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, California 94304 (650) 251-5000	Kenneth M. Siegel, Esq. Verigy Pte. Ltd. 395 Page Mill Road Palo Alto, California 94306 (650) 752-5000	Patrick A. Pohlen, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

            Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

            If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

          The purpose of this Amendment No. 3 is to file Exhibits 2.1, 2.2 and 2.7 and to re-file Exhibits 10.4, 10.5, 10.6 and 10.10 to this Registration Statement on Form S-3. Exhibits 10.4, 10.5, 10.6 and 10.10 are being re-filed in response to comments received from the Commission as a result of the Commission's review of the Registration Statement and confidential treatment has been requested for portions of Exhibits 10.4, 10.5 and 10.6. The omitted portions on which confidential treatment has been requested have been filed separately with the Commission.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the costs and expenses, other than the underwriting discounts, payable by the Registrant in connection with the sale of the securities being registered. All offering-related expenses will be paid on the Registrant's behalf by Agilent. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC Registration Fee		$12,305
NASD Filing Fee		12,000
Nasdaq National Market Listing Fee		100,000
Printing and Engraving Costs		*
Directors and Officers' Insurance		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Blue Sky Fees and Expenses		*
Transfer Agent and Registrar Fees		*
Miscellaneous		*

Total	$	*

*
To be provided by amendment.

ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Subject to the Singapore Companies Act and every other Act for the time being in force concerning companies and affecting the Registrant, Article 119 of the Registrant's Articles of Association provides that, subject to the Singapore Companies Act and every other Act for the time being in force concerning companies and affecting the Registrant, every director or other officer shall be entitled to be indemnified out of the assets of the Registrant against any liability incurred by him in defending any proceedings, civil or criminal, in which judgment is given in his favor; or in which he is acquitted; or in connection with any application under the Singapore Companies Act in which relief is granted to him by the Court in respect of any negligence, default, breach of duty or breach of trust.

          In addition, no director, manager or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense incurred by the Registrant, through the insufficiency or deficiency of title to any property acquired by order of the directors for the Registrant or for the insufficiency or deficiency of any security upon which any of the moneys of the Registrant are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited, or any other loss, damage or misfortune which happens in the execution of his duties, unless the same happens through his own negligence, willful default, breach of duty or breach of trust.

          Section 172 of the Singapore Companies Act prohibits a company from indemnifying its directors or officers against liability, which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to the Registrant. However, a company is not prohibited from (a) purchasing and maintaining for any such officer insurance against any such liability, or (b) indemnifying such officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted, or in connection with any application under Section 76A(13) or 391 or any other provision of the Singapore Companies Act in which relief is granted to him by the court.

          The Registrant will enter into indemnification agreements with its officers and directors. These indemnification agreements provide the Registrant's officers and directors with indemnification to the maximum extent permitted by the Singapore Companies Act. The Registrant has also obtained a policy of directors' and officers' liability insurance that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Singapore Companies Act.

          Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

Document	Exhibit Number
Form of Underwriting Agreement	1.1
Memorandum and Articles of Association of Registrant	3.1
Amended and Restated Memorandum and Articles of Association of Registrant to be filed prior to the closing of the offering made under the registration statement	3.2
Form of Indemnification Agreement	10.1

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES.

          On January 23, 2006, in connection with the initial formation of Verigy Pte. Ltd., the Registrant issued one ordinary share for one U.S. Dollar to a nominee holder in a transaction that was not registered under the Securities Act of 1933, as amended. The sale of these securities was considered to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)    Exhibits. The following exhibits are included herein:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
2.1	Form of Master Separation and Distribution Agreement between Agilent and the Registrant
2.2	Form of General Assignment and Assumption Agreement between Agilent and the Registrant
2.3+	Form of Intellectual Property Matters Agreement between Agilent and the Registrant
2.4+	Form of Employee Matters Agreement between Agilent and the Registrant
2.5+	Form of Tax Sharing Agreement between Agilent and the Registrant
2.6+	Form of Transition Services Agreement between Agilent and the Registrant
2.7	Form of Manufacturing Trademark License Agreement between Agilent and the Registrant
3.1+	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2+	Amended and Restated Memorandum and Articles of Association of the Registrant, to be in effect prior to commencement of this offering

4.1*	Form of Specimen Share Certificate for Registrant's Ordinary Shares
5.1*	Form of Opinion of Baker & McKenzie. Wong & Leow
10.1+	Form of Indemnity Agreement entered into by Registrant with each of its directors and executive officers
10.2+	Form of 2006 Equity Incentive Plan and related agreements
10.3+	Form of 2006 Employee Share Purchase Plan
10.4§	Global Manufacturing Services Agreement between Agilent Technologies International SÀRL and Flextronics Telecom Services Ltd. effective March 2, 2006
10.5§	Asset Purchase Agreement between Agilent Technologies Manufacturing GmbH and Flextronics International Germany GmbH & Co KG effective March 31, 2006
10.6§	Asset Purchase Agreement between Agilent Technologies, Inc. and Flextronics International USA Inc. effective March 31, 2006
10.7+	Inventory Purchase Agreement between Agilent Technologies SÀRL and Flextronics International Germany GmbH & Co KG effective March 31, 2006
10.8+	Inventory Purchase Agreement between Agilent Technologies, Inc. and Flextronics Technology (Shanghai) Ltd. effective March 31, 2006
10.9+	Loan Agreement between Agilent Technologies Singapore (Sales) Pte. Ltd. and the Registrant
10.10	Loan Agreement between Agilent Technologies, Inc. and Adrian Dillon dated February 5, 2002
10.11+	Employment Offer Letter to Keith L. Barnes dated April 4, 2006
10.12+	Retention Bonus Agreement between Jack P. Trautman and the Registrant dated May 19, 2006
10.13+	Retention Bonus Agreement between Pascal Ronde and the Registrant dated May 19, 2006
21.1+	Subsidiaries of the Registrant
23.1+	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Baker & McKenzie. Wong & Leow (included in Exhibit 5.1)
24.1+	Power of Attorney
99.1+	Consent of Keith Barnes to be named as a director of the Registrant

*
To be filed by amendment.

+
Previously filed.

§
Confidential treatment has been requested for portions of this exhibit. Omitted portions have been filed separately with the Commission.

(b)    Financial Statement Schedules

          None.

ITEM 17.    UNDERTAKINGS.

          The undersigned Registrant hereby undertakes to provide the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned Registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned Registrant hereby undertakes that:

  (1)
  For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (2)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on May 23, 2006.

VERIGY PTE. LTD.
By:	/s/ KEITH L. BARNES Keith L. Barnes President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ KEITH L. BARNES Keith L. Barnes	President and Chief Executive Officer (Principal Executive Officer) and Authorized U.S. Representative	May 23, 2006
/s/ ADRIAN DILLON Adrian Dillon	Director and Interim Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	May 23, 2006
* Yih-Neng Lee	Director	May 23, 2006
*By:	/s/ ADRIAN DILLON Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
2.1	Form of Master Separation and Distribution Agreement between Agilent and the Registrant
2.2	Form of General Assignment and Assumption Agreement between Agilent and the Registrant
2.3+	Form of Intellectual Property Matters Agreement between Agilent and the Registrant
2.4+	Form of Employee Matters Agreement between Agilent and the Registrant
2.5+	Form of Tax Sharing Agreement between Agilent and the Registrant
2.6+	Form of Transition Services Agreement between Agilent and the Registrant
2.7	Form of Manufacturing Trademark License Agreement between Agilent and the Registrant
3.1+	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2+	Amended and Restated Memorandum and Articles of Association of the Registrant, to be in effect prior to commencement of this offering
4.1*	Form of Specimen Share Certificate for Registrant's Ordinary Shares
5.1*	Form of Opinion of Baker & McKenzie. Wong & Leow
10.1+	Form of Indemnity Agreement entered into by Registrant with each of its directors and executive officers
10.2+	Form of 2006 Equity Incentive Plan and related agreements
10.3+	Form of 2006 Employee Share Purchase Plan
10.4§	Global Manufacturing Services Agreement between Agilent Technologies International SÀRL and Flextronics Telecom Services Ltd. effective March 2, 2006
10.5§	Asset Purchase Agreement between Agilent Technologies Manufacturing GmbH and Flextronics International Germany GmbH & Co KG effective March 31, 2006
10.6§	Asset Purchase Agreement between Agilent Technologies, Inc. and Flextronics International USA Inc. effective March 31, 2006
10.7+	Inventory Purchase Agreement between Agilent Technologies SÀRL and Flextronics International Germany GmbH & Co KG effective March 31, 2006
10.8+	Inventory Purchase Agreement between Agilent Technologies, Inc. and Flextronics Technology (Shanghai) Ltd. effective March 31, 2006
10.9+	Loan Agreement between Agilent Technologies Singapore (Sales) Pte. Ltd. and the Registrant
10.10	Loan Agreement between Agilent Technologies, Inc. and Adrian Dillon dated February 5, 2002
10.11+	Employment Offer Letter to Keith L. Barnes dated April 4, 2006
10.12+	Retention Bonus Agreement between Jack P. Trautman and the Registrant dated May 19, 2006
10.13+	Retention Bonus Agreement between Pascal Ronde and the Registrant dated May 19, 2006
21.1+	Subsidiaries of the Registrant
23.1+	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Baker & McKenzie. Wong & Leow (included in Exhibit 5.1)
24.1+	Power of Attorney
99.1+	Consent of Keith Barnes to be named as a director of the Registrant

*
To be filed by amendment.

+
Previously filed.

§
Confidential treatment has been requested for portions of this exhibit. Omitted portions have been filed separately with the Commission.

QuickLinks

Explanatory Note
Part II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX